                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             PITT-DES MOINES, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         $100,000,000 is a good faith estimate of the underlying value of the transaction
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         $100,000,000
     -------------------------------------------------------------------------


     (5) Total fee paid:

         $20,000
     -------------------------------------------------------------------------

[_]  Fee paid previously by written preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                                    [PITT-DES MOINES, INC. LOGO]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON DECEMBER ____, 2000

  We will hold a special meeting of shareholders of Pitt-Des Moines, Inc. ("PDM" or the "Company") at [time to be determined] (Central Standard time), on December _____, 2000, at [location to be determined] to consider and act upon a proposal to approve a proposed Plan of Asset Transfer authorizing the sale of the Company's Steel Service Center division and Engineered Construction and Water division on such terms and conditions (including the consideration to be received by the Company) as may be determined by the Company's Board of Directors, in its sole discretion, subject to receipt of a fairness opinion as to the consideration to be received by the Company.

  In addition, we will transact such other business as may properly be brought before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on ______________, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

                              By Order of the Board of Directors


                              /s/ Richard F. Gisler


                              RICHARD F. GISLER
                              Secretary

_____________, 2000


  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE SPECIAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

  The Special Meeting proxy statement is dated ____________, 2000, and was first mailed to the Company's shareholders on or about ____________, 2000.

                              SUMMARY TERM SHEET

  This summary term sheet, together with the "Questions & Answers About the Special Meeting" on the page following this summary term sheet, highlight important selected information from the proxy statement relating to our proposed Plan of Asset Transfer. This summary term sheet and this question and answer section may not contain all the information that is important to you. To more fully understand the proposed Plan of Asset Transfer and for a more complete description of the legal terms of the proposed Plan, you should read carefully this entire proxy statement before voting. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary term sheet.

The Plan Of Asset Transfer (Page  )

  Upon approval of the Plan of Asset Transfer, the Company's Board of Directors will be authorized to sell the Company's Steel Service Center division and Engineered Construction and Water division (collectively, the "Divisions") on such terms and conditions (including the consideration to be received by the Company) as may be determined by the Board of Directors, in its sole discretion, subject to receipt of a fairness opinion as to the consideration to be received by the Company. You should read the description of the Plan of Asset Transfer in this proxy statement under the headings "Proposed Plan of Asset Transfer" and "Background and Reasons for the Proposed Plan" carefully.

Vote Required (Page  )

  Under Pennsylvania law and the Company's Bylaws, the proposed Plan of Asset Transfer must be approved by a majority of the outstanding shares of the Company's common stock present and voting at the special meeting.

Recommendation Of The Company's Board Of Directors

  Based on all the factors the Company's Board of Directors considered, the Board of Directors unanimously approved the Plan of Asset Transfer and decided to submit it to the Company's shareholders for approval.

Reasons For The Plan Of Asset Transfer (Page  )

  In reaching its conclusion to approve and recommend the Plan of Asset Transfer, the Board of Directors considered, among other factors, the Company's announced intent to consider its strategic alternatives to enhance shareholder value, including a sale of all or part of the Company.

Dissenters' Rights (Page  )

  Under the Pennsylvania Business Corporation Law, holders of shares of common stock of the Company will not be entitled to dissenters' rights with respect to the Plan of Asset Transfer.

Material Federal Income Tax Consequences (Page  )

  The sale of the Company's Divisions pursuant to the Plan of Asset Transfer are expected to be taxable transactions to the Company for federal income tax purposes and will have no effect on the individual shareholders.

Accounting Treatment (Page  )

  The Divisions to be sold pursuant to the Plan of Asset Transfer will be accounted for as discontinued operations in accordance with generally accepted accounting principles.

                QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q.   WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A. Shareholders as of the close of business on _______________, 2000, the record date.

Q.   WHAT HAPPENS IF I SELL MY COMPANY SHARES BEFORE THE SPECIAL MEETING?

A. If you transfer your shares of Company common stock after the record date, but before the Special Meeting, you will retain your right to vote at the Special Meeting.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Generally, your broker will not have the power to vote your shares. Your broker will vote your shares only if you provide him or her with instructions on how to vote. Any failure to instruct your broker on how to vote in favor of the Plan of Asset Transfer will result in your shares not being voted at the Special Meeting. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q.   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A.   Yes.  You may revoke it any time before the Special Meeting by:

     - giving written notice of your revocation to the Company's Secretary;
     - filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or
     - attending the Special Meeting and voting in person.

Q.   WHEN AND WHERE IS THE SPECIAL MEETING?

A. The Special Meeting will take place [location to be determined], on _______________, 2000 at [time to be determined], Central Standard time.

Q.   WHAT DO I NEED TO DO NOW?

A. We urge you to read this proxy statement carefully and to consider how the Plan of Asset Transfer affects you as a shareholder.

Q.   HOW DO I VOTE?

A.   You can vote in one of the following ways:

     You can either vote in person at the Special Meeting or by proxy. If you choose to vote by proxy, indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares will be represented at the Special Meeting. If you do attend the Special Meeting, you may still revoke your proxy and vote in person. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the Plan of Asset Transfer, unless your shares are held in a brokerage account in which case you should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q.   WHO CAN HELP ANSWER MY QUESTIONS?

A. If you would like additional copies of this proxy statement or if you have questions about the Plan of Asset Transfer, including how to complete and return your proxy card or would like more information about the Company, you should contact:

          Pitt-Des Moines, Inc.
          Town Center One
          1450 Lake Robbins Drive, Suite 400
          The Woodlands, Texas 77380
          Attn: Richard A. Byers
          Vice President, Finance
          Telephone: (281) 765-4600

                             PITT-DES MOINES, INC.
                                TOWN CENTER ONE
                      1450 LAKE ROBBINS DRIVE, SUITE 400
                          THE WOODLANDS, TEXAS 77380
                                (281) 765-4600

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS

                              _____________, 2000

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pitt-Des Moines, Inc., a Pennsylvania corporation ("PDM" or the "Company"), to be voted at the Special Meeting of Shareholders of the Company referred to in the foregoing Notice (the "Special Meeting"). All proxies received pursuant to this solicitation will be voted, and, where a choice is specified as to the proposal described in the foregoing Notice, they will be voted in accordance with that specification. If no choice is specified with respect to the proposal, the proxy will be voted in favor of the proposal. Shareholders who execute proxies may revoke them at any time before they are voted by delivering written notice to the Secretary of the Company, filing a revoking instrument or a duly executed proxy bearing a later date, or attending the special meeting by voting in person. The Company anticipates that mailing of the proxy material to shareholders will commence on or about ___________, 2000.

                       RECORD DATE AND VOTING SECURITIES

  Only holders of Common Stock of record at the close of business on [November ______], 2000 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date the Company had outstanding and entitled to vote ___________ shares of Common Stock, no par value (the "Common Stock"). Each outstanding share entitles the record holder to one vote on each matter.
Neither abstentions nor broker non-votes are included in the determination of the number of shares present and voting and are not counted as votes in favor of or against the proposal.

                        PROPOSED PLAN OF ASSET TRANSFER

  At the Special Meeting, shareholders will be asked to approve a Plan of Asset Transfer authorizing the sale of the Company's Steel Service Center division and Engineered Construction and Water division on such terms and conditions (including the consideration to be received by the Company) as may be determined by the Company's Board of Directors, in its sole discretion, subject to receipt of a fairness opinion as to the consideration to be received by the Company.
The Company has signed separate letters of intent with respect to the sale of each of the Divisions.

  Under Pennsylvania law, the approval of shareholders is required in order to sell "all or substantially all" of the property and assets of the Company. It is not clear what constitutes "substantially all" of such property and assets and whether individual sales should be aggregated in making such determination. The Company believes that the sale of either the Steel Service Center division or the Engineered Construction and Water division, considered individually, would not constitute a sale of "substantially all" of the property and assets of the Company under Pennsylvania law. However, the Company believes that the sale of both of these divisions would constitute a sale of "substantially all" of the assets of the Company under Pennsylvania law. Therefore, the Company is seeking shareholder approval for the proposed sale of these Divisions under the proposed Plan. As of the date of this proxy statement, the Company had only executed letters of intent, which contemplate more definitive agreements, with respect to the possible sale of the Divisions. Accordingly, the shareholders are being asked to approve a Plan of Asset Transfer authorizing the sale of the Divisions on such terms and conditions (including the consideration to be received by the Company) as may be determined by the Company's Board of Directors, in its sole discretion, subject to the receipt of a fairness opinion as to the consideration to be received by the Company. If the proposed Plan is not approved, the Board may still authorize the sale of either of the Divisions if it determines, after receiving an opinion of counsel, that such sale will not constitute "substantially all" of its property and assets. See "Shareholder Approval Requirement Under Pennsylvania Law."

  Holders of shares of Common Stock will not be entitled to dissenters' rights with respect to the proposed Plan. See "Absence of Dissenters' Rights" below.

  The Board of Directors recommends a vote for approval of the proposed Plan at the Special Meeting and it is intended that proxies not marked to the contrary and not designated as broker non-votes will be voted in favor of approval of the proposed Plan.

                 BACKGROUND AND REASONS FOR THE PROPOSED PLAN

  PDM began conducting business in 1892 and was incorporated in Pennsylvania on February 14, 1916. The Company's principal executive offices are located at 1450 Lake Robbins Drive, Suite 400, The Woodlands, TX 77380, telephone number
(281) 765-4600.

  PDM is a diversified company that has operated multiple business units in two business segments: heavy construction (consisting of the Company's Strocal subsidiary, Engineered Construction and Water division, and Bridge division), and steel distribution (consisting of the Company's Steel Service Center division and Culvert division).

  The Company's Engineered Construction and Water division designs and builds tanks and systems for liquid and low-temperature cryogenic storage and water storage systems. The Company's Bridge division fabricates steel bridges. The Company's Strocal subsidiary, which was recently sold, fabricates and erects steel structures for buildings. Within the steel distribution segment, the Company's Steel Service Center division distributes and provides value-added processing for a full-line of heavy carbon steel products through eight locations while the Culvert division provides culvert pipe and related products through three locations.

  While the Company has achieved solid financial performance, including compound annual net sales growth of approximately 9% and compound annual earnings per share growth of approximately 13% over the past five years, the Company's stock price has underperformed relative to the market and relative to some of the Company's peer group.

  Senior management and the Board of Directors of the Company have, over the years, given consideration to various alternatives to increasing shareholder value. These have included stock splits to improve liquidity and increases in the stock dividends to increase the return to shareholders. While these measures were somewhat successful in creating shareholder value, the Company's stock price continued to trade relative to its book value, and at a discount to the market as a whole. The Company believed that the factors contributing to its stock price included its modest market capitalization, its small shareholder float, and its limited stock liquidity.

  As a result of these factors, in the spring of 2000, the Company met with two investment banking firms in order to explore its alternatives, including maintaining the status quo, pursuing an acquisition strategy, declaring a special dividend, conducting a stock repurchase program, effecting one or more spin-offs or split-ups of the Company and a sale of the Company.

  In considering its alternatives, the Board of Directors weighed many factors, including the effects of any such alternative on shareholder value and on the Company's employees, customers and other constituencies, as permitted under Pennsylvania law.

  After several Board meetings with the investment banking firms and Company's outside counsel, Buchanan Ingersoll Professional Corporation, and after numerous meetings among senior management, the investment banking firms, Buchanan Ingersoll and the Company's independent auditors, Ernst & Young, the Company announced in July 2000 that it had engaged the firm of Tanner & Co., Inc. as the Company's financial advisor to assist the Company's Board of Directors' consideration of strategic alternatives to enhance shareholder value, including the potential sale or other disposition of part or all of the Company.

  Given the diverse lines of business of the Company, and after numerous discussions with the Company's senior management, Buchanan Ingersoll and Tanner, the Board of Directors of the Company believed that, without ruling out the possibility, shareholder value would not be maximized by a sale of the entire Company to one buyer, but rather by a break-up and sale of the separate business units. This analysis included consideration of many factors including, but not limited to, the tax impact and execution risk of multiple transactions. As a result, Tanner began a simultaneous process of marketing the entire Company and the Company's five business units separately.

  As anticipated, a single buyer for the entire Company did not materialize. Interest was expressed, however, in the separate business units and Tanner, on behalf of the Company, facilitated the sale process of each unit on a separate basis, other than Strocal.

  With respect to Strocal, the Company completed the sale of that division on November 3, 2000 to Strocal's President for $29.1 million, consisting of $18.8 million in cash and the assignment to the Company of $10.3 million of accounts receivable. Tanner had delivered a fairness opinion to the Board of Directors with respect to the letter of intent in that transaction.

  As a result of this process, and as previously announced, the Company signed a letter of intent on August 29, 2000, to sell all of the assets and liabilities of the Company's Engineered Construction and Water division to Chicago Bridge & Iron Company. The Company signed a letter of intent on September 18, 2000, to sell its Culvert division to Contech Construction Products, Inc. The Company also signed a letter of intent on November 15, 2000 to sell its Steel Service Center division to Russel Metals Inc.

  Due to the nature of this process of selling the Company's business units in separate transactions as opposed to one transaction for the entire Company, the Company will, at some point, sell substantially all of its assets, as such term is defined under the Pennsylvania Business Corporation Law. Prior to selling substantially all of its assets, the Company is seeking, in accordance with Pennsylvania law, shareholder approval of the Plan.


                                USE OF PROCEEDS

  The Company plans to use the proceeds from the sales of the Divisions to repay any outstanding indebtedness and for general corporate purposes.

            SHAREHOLDER APPROVAL REQUIREMENT UNDER PENNSYLVANIA LAW

  Pursuant to Sections 1932 and 1924 of the Pennsylvania Business Corporation Law, shareholder approval is required in order to sell "all or substantially all" of the property and assets of the Company. It is not clear what constitutes "substantially all" of such property and assets and whether individual sales should be aggregated in making such determination. The Company believes that the potential sale of either of the Steel Service Centers division or the Engineered Construction and Water division, individually, would not constitute a sale of "substantially all" of the property and assets of the Company within the meaning of Section 1932. However, the Company is pursuing the potential sale of both of the Divisions. The Company believes that the sale of both of these Divisions, when viewed together, would constitute a sale of "substantially all" of the assets of the Company within the meaning of Pennsylvania Business Corporation Law Section 1932. Therefore, the Company is seeking shareholder approval of the proposed sale of both of the Divisions under the proposed Plan. If the proposed Plan is not approved, the Board may still authorize the sale of any of its divisions if it determines, after receiving an opinion of counsel, that such sale will not constitute "substantially all" of its property and assets.

  Pursuant to Pennsylvania law and the Company's Bylaws, the affirmative vote of a majority of the outstanding shares of the Company's common stock present and voting at the special meeting is required for the Plan to be approved and adopted by the shareholders.

                             ACCOUNTING TREATMENT

  The divisions to be sold pursuant to the Plan will be accounted for as discontinued operations in accordance with generally accepted accounting principles.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of expected United States federal income tax consequences of the potential sale of the Divisions pursuant to the proposed Plan. The potential sales of the Divisions are expected to be taxable transactions to the Company for federal income tax purposes. The sales of the Divisions are not expected to be taxable transactions to the individual shareholders for federal income tax purposes. Shareholders of the Company should be aware that the tax consequences of the proposed Plan are governed by the Internal Revenue Code of 1986, as amended, and interpretations, rulings and regulations which are subject to change, including changes that may be applied retroactively.

                         ABSENCE OF DISSENTERS' RIGHTS

  Under section 1571 of the Pennsylvania Business Corporation Law, a shareholder has the right to dissent from, and to obtain payment of the fair value of his shares in the event of a sale of all or substantially all of a corporation's assets pursuant to a plan of asset transfer, except that the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan of asset transfer is to be voted on, are listed on a national securities exchange, including the American Stock Exchange, do not have the right to dissent from and to obtain payment of the fair value of any such shares. On the Record Date, the Company's Common Stock was listed on the American Stock Exchange. Accordingly, under Pennsylvania law, holders of shares of the Company's common stock will not be entitled to any dissenters' rights with respect to the proposed Plan.

                       PRINCIPAL HOLDERS OF COMMON STOCK

  The following table sets forth those persons who may be deemed to have beneficial ownership (as of _________, 2000, unless noted otherwise) of more than 5% of the outstanding Common Stock of the Company according to information furnished by them to the Company.

                                                          Amount and Nature      Percentage of
                                                            of Beneficial         Outstanding
Name and Address of Beneficial Owner                         Ownership(1)           Shares
W. R. Jackson, Jr. (1, 2)                                 269,024 Sole              11.85%
3400 Grand Avenue                                         601,786 Shared
                                                          -------
Pittsburgh, PA 15225                                      870,810 Total

W. R. Jackson (1, 2)                                      407,884 Sole               8.89
3400 Grand Avenue                                         245,537 Shared
                                                          -------
Pittsburgh, PA 15225                                      653,421 Total

P. J. Townsend (1, 2)                                     238,254 Sole               6.16
3400 Grand Avenue                                         14,644 Shared
                                                          ------
Pittsburgh, PA 15225                                      452,898 Total

Dimensional Fund Advisors, Inc. (3)                       586,900 Total              7.99
1299 Ocean Avenue
Santa Monica, CA 90401

                                                          Amount and Nature      Percentage of
                                                            of Beneficial         Outstanding
Name and Address of Beneficial Owner                         Ownership(1)           Shares
Franklin Resources, Inc. (4)                              440,000 Total              5.99
777 Mariners Island Boulevard
San Mateo, CA 94404

______________________

(1) With respect to these shares, see information for such person in the table and footnotes under "Stockholdings of Management."

(2) The aggregate number of shares of Company Common Stock held by members of the Jackson family (including the three individuals named above and others) and the charitable and private trusts of which Jackson family members are trustees sharing voting and/or investment power is 2,777,749 shares and constitutes 37.8% of the Company's outstanding Common Stock as of February 4, 2000. Such family members disclaim the existence of any agreement or understanding to act as a group with respect to such shares.

(3) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 586,900 shares of Common Stock of the Company as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

(4) The 440,000 shares of the Company's Common Stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"), a diversified financial services organization. Investment advisory agreements between the Adviser Subsidiaries and their respective advisory clients grant to the Adviser Subsidiaries all voting and investment power over the shares. Neither FRI nor the Adviser Subsidiaries have any interest in dividends or proceeds from the sale of the shares and they disclaim beneficial ownership of all the shares.

                          STOCKHOLDINGS OF MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company by each director, nominee for director, Named Executive Officer and all directors, nominees for director and executive officers as a group, according to information available to the Company as of ___________, 2000 unless otherwise noted.

                                                 Amount and Nature of Beneficial        Percentage of
                                                          Ownership (1)              Outstanding Shares
Name                                                                                 Beneficially Owned
J. C. Bates                                                 5,800 Sole                        *

V. G. Beghini                                               3,659 Shared (16)                 *

                                                 Amount and Nature of Beneficial        Percentage of
                                                          Ownership (1)              Outstanding Shares
Name                                                                                 Beneficially Owned
R. A. Byers                                                60,928 Sole (2)
                                                            2,314 Shared (3)
                                                           ------
                                                           63,242 Total                       *

R. W. Dean                                                  4,305 Sole                        *

P.O. Elbert                                                83,880 Sole (2)
                                                            3,112 Shared (3, 4)
                                                           ------
                                                           86,992 Total                      1.18

W. L. Friend                                                  704 Shared (17)                 *

W. R. Jackson                                             407,884 Sole (5)
                                                          245,537 Shared (3, 6-8)
                                                          -------
                                                          653,421 Total                      8.89

W. R. Jackson, Jr.                                        269,024 Sole (9)
                                                          601,786 Shared (7, 10, 11)
                                                          -------
                                                          870,810 Total                     11.85

Wm. W. McKee                                              229,950 Sole (2)
                                                            2,570 Shared (3)
                                                          -------
                                                          232,520 Total                      3.16

A. J. Paddock                                               5,336 Sole
                                                          232,020 Shared (7, 11, 13)
                                                          -------
                                                          237,356 Total                      3.23

J. W. Robinson                                              5,955 Sole                        *

P. J. Townsend                                            238,254 Sole
                                                          214,644 Shared (8, 11,14, 15)
                                                          -------
                                                          452,898 Total

Directors, Nominees and Executive Officers as           1,311,316 Sole (2, 5 & 9)
 a Group (12 persons)                                   1,306,346 Shared (3-4, 6-8, 10-17)
                                                        ---------
                                                        2,617,662 Total                     35.61

_________________

* Indicates beneficial ownership of less than one percent of the Company's Common Stock.

(1) Beneficial ownership is defined by the Securities and Exchange Commission to include the power (whether sole or shared, direct or indirect, through contract, arrangement, understanding or relationship) to vote, invest or dispose of, or to direct the voting, investment or disposition of shares of stock (including shares over which such person(s) has the right to acquire beneficial ownership within 60 days of February 4, 2000). Except as otherwise noted, the persons listed have both voting and investment power.

(2) Includes shares subject to vested options under the Company's Long Term Incentive Stock Plan of 1997 and Stock Option Plan of 1990 as follows: R.
     A. Byers, 60,928 shares; P. O. Elbert,

     61,380 shares; Wm. W. McKee, 210,450 shares and current directors, nominees for director and executive officers as a group, 381,786 shares.

(3) Includes shares of Common Stock which may be deemed to be beneficially owned under the Company's Employee Stock Ownership Plan ("ESOP") held for the account of such person(s) as follows: R. A. Byers, 2,314 shares; P. O. Elbert, 2,512 shares; W. R. Jackson, 505 shares; Wm. W. McKee, 2,570 shares; and current directors, nominees for director and executive officers as a group, 9,657 shares. Each of the named individuals and each member of the group have shared voting power and no investment power with respect to the shares of Common Stock which are allocated under the ESOP. The ownership of each such individual and all current directors, nominees for director and executive officers as a group represents less than 1% of the outstanding shares of Common Stock.

(4) Includes 600 shares owned by the spouse of P. O. Elbert, as to which he disclaims beneficial ownership.

(5)  Includes 30,600 shares held in a trust in which W. R. Jackson is trustee.

(6) Includes 26,326 shares held in three trusts in which W. R. Jackson is trustee.

(7) Includes 190,908 shares held in two trusts in which W. R. Jackson, W. R. Jackson, Jr. and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(8) Includes 27,798 shares held in a trust in which W. R. Jackson and P. J. Townsend are co-trustees, as to which shares they disclaim beneficial ownership.

(9) Includes 51,192 shares held in a custodial account for which W. R. Jackson, Jr. is custodian for benefit of his child and 169,632 shares held in two trusts in which W. R. Jackson, Jr. is trustee. (10) Includes 37,690 shares owned by the spouse of W. R. Jackson, Jr., 269,442 shares held in six trusts in which W. R. Jackson, Jr. and a bank are co- trustees and 63,246 shares held in a trust in which W. R. Jackson, Jr. is trustee. Of these 370,378 shares, W. R. Jackson, Jr. disclaims beneficial ownership of 307,132 shares.

(11) Includes 40,500 shares held in a trust in which W. R. Jackson, Jr., P. J. Townsend and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(12) Includes 612 shares owned by the spouse of A. J. Paddock, as to which shares he disclaims beneficial ownership.

(13) Includes 48,970 shares owned by the spouse of P. J. Townsend, as to which shares she disclaims beneficial ownership and 63,242 shares held in a trust in which P. J. Townsend is trustee.

(14) Includes 34,134 shares held in a trust in which P. J. Townsend is co-trustee, as to which shares she disclaims beneficial ownership.

(15) Includes 3,659 shares owned by the spouse of V. G. Beghini, as to which shares he disclaims beneficial ownership.

(16) All such shares are jointly owned with the spouse of W. L. Friend.

                     CHANGES IN THE RIGHTS OF SHAREHOLDERS

  Due to the fact that the proposed Plan involves the sale of assets of the Company or its subsidiaries for cash or other consideration to be paid to the Company or such subsidiary, the shareholders of the Company will retain their equity interests in the Company following the consummation of the proposed Plan. Accordingly, there should not be any differences in the rights of security holders of the Company as a result of the proposed Plan.


                         CERTAIN INFORMATION REGARDING
                     MARKETS, MARKET PRICES AND DIVIDENDS

  The American Stock Exchange (the "AMEX") is the principal market on which the Company's common stock is traded (trading symbol: PDM).

  There were approximately _________ registered holders of record of common stock as of _______________ ___, 2000. On each of December 8, 2000, September 8, 2000, and June 9, 2000, the Company paid dividends of $0.20 per common share. For the past five fiscal years, the Company paid dividends per common share as follows:


                                 1999     1998     1997     1996     1995
                                 ----     ----     ----     ----     ----
Dividends per common share       $0.68    $0.60    $0.55    $0.43    $0.33

  The high and low prices for the Company's common stock on the AMEX as of _________ __, 2000, the day preceding the date that the proposed Plan was approved and adopted by the Board of Directors, were $______ and $______ per share, respectively.


                             SHAREHOLDER PROPOSALS

Any proposal submitted by a stockholder for action at the Company's 2001 Annual Meeting of

Stockholders must be received by the Company at its principal executive office on or before December 1, 2000, in the form required by and subject to the other requirements of the Company's Bylaws and the applicable rules of the Securities and Exchange Commission.


                                    GENERAL

  The entire cost of soliciting management proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. In order to support the proposed Plan and to help insure the presence of a quorum, the Company has retained the services of ______________ as proxy solicitor to assist in the solicitation of proxies for this meeting. The fees payable to ______________ in connection with this solicitation are estimated to be $______________. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to their principals and obtaining their proxies.

                          INCORPORATION BY REFERENCE

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, prior to the Special Meeting, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Proxy Statement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference. Such written or oral request should be directed to:
Pitt-Des Moines, Inc., 1450 Lake Robbins Drive, Suite 400, The Woodlands, Texas 77380, Attention: Vice President, Finance; telephone number (281) 765-4600.

                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             PITT-DES MOINES, INC.
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS

                             __________ __, 2000

  The undersigned hereby appoints W. R. Jackson, P.O. Elbert and Wm. W. McKee and each of them, Proxies of the undersigned to vote all shares of Common Stock of Pitt-Des Moines, Inc. (the "Company"), which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held at [location to be determined] on ___________ ___________, 2000 at [time to be determined], Central Standard time, and any adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if personally present, FOR the approval of the Plan of Asset Transfer and on all other matters which otherwise come before the Special Meeting in the discretion of the Board of Directors.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PLAN OF ASSET TRANSFER.

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

  1. To consider and act upon a proposal to approve a Plan of Asset Transfer authorizing the sale of the Company's Steel Service Center division and Engineered Construction and Water division on such terms and conditions (including the consideration to be received by the Company) as may be determined by the Company's Board of Directors, in its sole discretion, subject to receipt of a fairness opinion as to the consideration to be received by the Company.

                  [ ] FOR       [ ] AGAINST       [ ]  ABSTAIN

          (Continued and to be signed and dated on the reverse side.)

                          (Continued from other side)

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               Dated: _______________________________ , 2000



                               _____________________________________________
                               Signature


                               _____________________________________________
                               Signature if held jointly


NOTE: YOUR SIGNATURE SHOULD CONFORM WITH YOUR NAME AS IT APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF STOCK IS OWNED BY A PARTNERSHIP OR CORPORATION, PLEASE INDICATE YOUR CAPACITY IN SIGNING THE PROXY. IF STOCK IS HELD IN JOINT OWNERSHIP, ALL CO-OWNERS MUST SIGN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                             PITT-DES MOINES, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

                         EMPLOYEE STOCK OWNERSHIP PLAN

                              DECEMBER ___, 2000

To: Mellon Bank, N. A., Trustee* of the Plan:

Receipt of proxy solicitation material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on _____ __, 2000, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Pitt-Des Moines, Inc., as indicated on the reverse side.

            THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE
                        PLEASE SIGN AND RETURN PROMPTLY

      The Trustee of the Plan will, at its sole discretion, vote shares for which an executed Instruction Card is not received by December ___, 2000. Consequently, a failure to return an Instruction
       Card is not equivalent to voting for or against any item nor is it equivalent to abstaining from voting on any item.

*Mellon Bank, N. A., Trustee, has appointed ChaseMellon Shareholder Services as Agent to tally the votes.

            (Continued and to be dated and signed on reverse side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

  1. To consider and act upon a proposal to approve a Plan of Asset Transfer authorizing the sale of the Company's Steel Service Center division and the Engineered Construction and Water division on such terms and conditions (including the consideration to be received by the Company) as may be determined by the Company's Board of Directors, in its sole discretion, subject to receipt of a fairness opinion as to the consideration to be received by the Company.

                 [  ] FOR       [  ] AGAINST       [  ] ABSTAIN


Signature(s) __________________________________________________________________
Dated _____________________, 2000

TRUSTEE AUTHORIZATION: I hereby authorize Mellon Bank, N.A. as Trustee* under the Pitt-Des Moines, Inc. Employee Stock Ownership Plan, to vote the shares of Pitt-Des Moines, Inc. Common Stock held for my account under said Plan at the Special Meeting, and any adjournment thereof, in accordance with the instructions given above.

*Mellon Bank, N.A. has appointed ChaseMellon Shareholder Services as Agent to tally the votes.

                             FOLD AND DETACH HERE